EXHIBIT 23

 INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in Registration Statement No. 33-80995 of Cox Communications, Inc. on Form S-8 of our report dated June 9, 2000, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. Savings and Investment Plan for the year ended December 31, 1999.


 /s/ Deloitte & Touche LLP
 -------------------------
 DELOITTE & TOUCHE LLP

 Atlanta, Georgia
 June 28, 2000






















































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